January 23, 2018 NYSE AMERICAN: PRK | OTC PINK: NDMN and Strategic Partnership and Expansion into North Carolina

Forward-looking Statement Disclosure Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between Park National Corporation (“Park”), The Park National Bank and NewDominion Bank (“NewDominion”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of Park’s goals, intentions and expectations; statements regarding the Park’s business plan and growth strategies; statements regarding the asset quality of Park’s loan and investment portfolios; and estimates of Park’s risks and future costs and benefits, whether with respect to the Merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of Park and NewDominion will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Park to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Park’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; and changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Park’s business. Please refer to Park’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the Securities and Exchange Commission (the "SEC"), for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. All forward-looking statements included in this communication are made as of the date hereof and are based on information available as of the date hereof. Except as required by law, none of Park, Park National Bank or NewDominion assumes any obligation to update any forward-looking statement. 1

Important Information about the Merger In connection with the proposed merger, Park will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of NewDominion and a Prospectus of Park, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF NEWDOMINION ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARK, PARK NATIONAL BANK, NEWDOMINION AND THE PROPOSED TRANSACTION. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Park and NewDominion, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Park at the “Investor Information” section of Park's website at www.parknationalcorp.com or from NewDominion at the “Investor Relations” section of NewDominion’s website at www.newdominionbank.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, OH 43058-3500, Attention: Investor Relations, Telephone: (740) 322-6844 or to NewDominion Bank, PO Box 37389, Charlotte, NC 28237, Attention: Investor Relations, Telephone: (704) 943-5725. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the Registration Statement that will be filed with the SEC or the Proxy Statement/Prospectus that will be sent to NewDominion shareholders. 2

Park National / NewDominion – Transaction Overview

Deal value: Blended deal value:	$76.4 million[1] $79.9 million[1,2]
Consideration:	Option to elect $1.08 in cash or 0.01023 shares of Park common stock for each share of NewDominion common stock, subject to a 60% stock / 40% cash structure
Per share price: Blended per share price:	$1.08[1] $1.03[1,2]
Required approvals:	• Regulatory • NewDominion shareholder
Key assumptions:	• Cost savings estimated to be 35% • Estimated one-time charges of $6.5 million • Gross credit mark of approximately 2.5% (including unfunded commitments)
Earnings and capital impact[2]:	• Accretive to EPS by 1.6% in 2019 and 3.7% in 2020 • Tangible book value earn-back of approximately 4.2 years • Capital position will remain strong, creating potential for additional acquisitions, stock buybacks, strong dividend payout
Anticipated closing:	Mid-2018
Strategic opportunity:	Similar market in some respects to Park's home market of Greater Columbus, but with even better growth prospects

PARK NATIONAL CORPORATION

1. *Based on the 20-day average PRK closing price as of January 19, 2018*
2. *Takes into account Park's 8.55% existing ownership at a cost of $3.5 million or $0.54 per NewDominion share, initially made in November 2016*

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Park National / NewDominion – Selected Highlights Pro Forma Branch Map Transaction Metrics1  Blended price per share / TBVPS: 200.9%  Blended price per share / adj. TBVPS2: 188.1%  Blended price per share / 2019 EPS w/ synergies: 13.4x  NewDominion pro forma ownership: 2.8% 4 Park Branches (108) NewDominion Branches (2) NewDominion Financials (as of and for the year ended 12/31/17)  Total assets: $338.3 million  Total gross loans: $284.4 million  Total deposits: $282.3 million  Total equity (all tangible): $39.0 million  2017 efficiency ratio: 86.5%  NPAs / assets: 1.02%  2017 NCOs (recoveries) / average loans: (0.08)% 1. Based on the 20-day average PRK closing price as of January 19, 2018 and takes into account Park’s 8.55% existing ownership 2. Reflects adjusted tangible book value per share assuming the inclusion of NewDominion’s $2.7 million off balance sheet deferred tax asset

Park National / NewDominion – Strategic Rationale 5  Demographically accretive, given attractive Charlotte market demographics − Charlotte’s five-year population growth rate projected to be 11x Ohio average and 2x national average (Nielsen) − Charlotte is the largest metropolitan area in the Carolinas with over 2.5 million residents (Nielsen) − Charlotte was rated among top 20 places to live in the U.S. (U.S. News & World Report) − Charlotte’s tech talent pool grew faster than any other top 50 U.S. tech market (CBRE) − Charlotte is home to six Fortune 500 companies (Fortune)  Culturally similar; Park has become very familiar with NewDominion since initially investing $3.5 million in NewDominion in a friendly transaction in November 2016  Terrific NewDominion management team that has completed a turnaround effort and is eager to grow its franchise as part of the Park team  Strategically important but a small and lower-risk acquisition for Park